Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-227306, 333-221241, 333-215831, 333-207830, 333-190404, 333-188868, 333-183268, 333-177705, 333-170325, 333-162715, 333-152814, 333-146076, 333-140623, 333131412, 333-127672, 333-120364, 333-107218, and 333-97091) of Plantronics, Inc. of our report dated May 17, 2019 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 17, 2019